Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-70345) pertaining to the 1997 Stock Option Plan, 1998 Stock Option Plan, and 1998 Supplemental Stock Option Plan of United Rentals, Inc.,

(2)	Registration Statement (Form S-8 No. 333-133256) pertaining to the 1998 Stock Option Plan, and 1998 Supplemental Stock Option Plan of United Rentals, Inc.,

(3)	Registration Statement (Form S-8 No. 333-60458) pertaining to the 2001 Stock Plan of United Rentals, Inc.,

(4)	Registration Statement (Form S-8 No. 333-139589) pertaining to the 2001 Comprehensive Stock Plan of United Rentals, Inc.,

(5)	Registration Statements (Form S-8 No. 333-98567) pertaining to the United Rentals, Inc. 401(k) Investment Plan and United Rentals, Inc. Acquisition Plan of United Rentals, Inc.,

(6)	Registration Statement (Form S-8 No. 333-162818) pertaining to the United Rentals, Inc. 401(k) Investment Plan,

(7)	Registration Statement (Form S-8 No. 333-113787) pertaining to the 2001 Senior Stock Plan of United Rentals, Inc.,

(8)	Registration Statement (Form S-8 No. 333-116882) pertaining to the Deferred Compensation Plan for Directors of United Rentals, Inc.,

(9)	Registration Statement (Form S-8 No. 333-166743) pertaining to the 2010 Long Term Incentive Plan of United Rentals, Inc.,

(10)	Registration Statement (Form S-8 No. 333-182008) pertaining to the 2010 Long Term Incentive Plan of United Rentals, Inc.,

(11)	Registration Statement (Form S-8 No. 333-181084) pertaining to the RSC Holdings Inc. Amended and Restated Stock Incentive Plan, and

(12)
Registration Statement (Form S-3 No. 333-177522) of United Rentals, Inc. and in the related Prospectus for the registration of United Rentals, Inc. debt securities, shares of common stock, rights, shares of preferred stock, and warrants and United Rentals (North America), Inc. debt securities;

of our reports dated January 22, 2014, with respect to the consolidated financial statements and schedule of United Rentals, Inc. and the effectiveness of internal control over financial reporting of United Rentals, Inc. included in this Annual Report (Form 10-K) of United Rentals, Inc. for the year ended December 31, 2013.

/s/ Ernst & Young LLP
Stamford, Connecticut
January 22, 2014